News Release
For Immediate Release

Contact:  Dan Chila, EVP, Chief Financial Officer (856) 691-7700

Sun Bancorp, Inc. Reports Fourth Quarter and Full Year Results for 2007

VINELAND, NJ, January 22, 2008 – Sun Bancorp, Inc. (NASDAQ:SNBC) today reported net income of $3.9 million, or $.17 per share diluted, for the quarter ended December 31, 2007, compared to net income of $4.5 million, or $.20 per share diluted, for the fourth quarter of 2006. Net income for the fourth quarter 2006 includes pre-tax charges of approximately $1.1 million ($.03 per share) related to two branch consolidations and severance expense.

Net income for the year ended December 31, 2007 was $19.4 million, or $.86 per share, compared to net income of $17.3 million, or $.77 per share diluted, for the prior year. The full-year 2007 results included net-charges of approximately $2.1 million (pre-tax), or $.06 per share. The net charges include $2.4 million of severance and other related expenses, a $915,000 write-off of unamortized issuance costs of redeemed trust preferred securities and early extinguishment of debt charges on FHLB borrowings, and $185,000 of branch consolidation charges.  Offsetting these charges was a pre-tax gain of $1.4 million realized from the sale of three branches. The prior year included approximately $1.6 million (pre-tax), or $.05 per share, in branch rationalization and severance related charges.

“As we closed out 2007 with expectations that the difficult operating environment will continue indefinitely, credit quality is first and foremost on everyone’s mind. Accordingly, during the quarter we charged off $4.8 million of delinquent loans and recorded a $5.4 million loan loss provision to maintain adequate reserve coverage (1.08%).  These charge-offs and loan loss provision exceeded our previously announced levels.  This positions us well for forward progress, when combined with favorable performance trends throughout 2007 for our net interest margin, non-interest income growth and expense control,” said Thomas X. Geisel, president and chief executive officer of Sun Bancorp.  “Our credit risk assessment process is being administered by a seasoned team and we are optimistic that we can maintain loan quality while the lenders produce respectable growth throughout the various segments of the portfolio.”

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Sun Bancorp 4Q 2007 – page two

“During 2007, market conditions enabled us to repurchase 1,010,523 shares of our outstanding common stock, thus completing in late December a plan that authorized the buyback of about 5%, or approximately 1,000,000 shares. Of the total, 467,545 shares were repurchased during the fourth quarter.  The Board subsequently authorized a new stock repurchase plan covering up to approximately 5%, or approximately 1,100,000 additional shares, of common stock to be purchased in the open market or in privately negotiated transactions. We expect to continue to be an active purchaser of our stock as opportunities arise,” said Geisel.

The following is an overview of the key financial highlights:

•	Total assets were $3.338 billion at December 31, 2007, compared to $3.296 billion at September 30, 2007 and $3.326 billion at December 31, 2006.
•
Total loans before allowance for loan losses were $2.510 billion at December 31, 2007, an increase of $143.3 million, or 6.1% over total loans at December 31, 2006.  Linked quarter loan growth normalized for prepayments of about $39.0 million during the quarter approximated 3.0%. Total loan growth over year end 2006 normalized for prepayments and a branch sale approximates 13.1%.

•
Total non-performing assets were $29.6 million at December 31, 2007, or 1.18% of total loans and real estate owned, compared to $15.2 million, or .64% of total loans and real estate owned, at December 31, 2006. On a linked quarter basis, total non-performing assets increased $7.5 million. Net charge-offs for the quarter were $4.8 million and the loan loss provision for the quarter was $5.4 million.  The allowance for loan losses to total loans is 1.08% at December 31, 2007, compared to 1.08% at December 31, 2006 and 1.06% at September 30, 2007.

•
Total deposits were $2.699 billion at December 31, 2007, an increase of $31.1 million, or 1.2% over deposits at December 31, 2006. On average, total deposits increased 3.8 % year-to-year. Total deposits increased approximately 1% over the linked quarter.

•
Net interest income (tax-equivalent basis) of $26.2 million for the quarter compares to $24.8 million for the comparable prior year period and $25.8 million for the linked third quarter. The net interest margin for the quarter of 3.52% compares to 3.37% for the comparable prior year period and 3.49% for the linked third quarter. The linked quarter margin improvement reflects a net spread increase of 12 basis points. This increase is due to a decrease of 25 basis points in the cost of interest- bearing liabilities offset by a decrease in yield on earning assets of 13 basis points.

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Sun Bancorp 4Q 2007 – page three

•
Total operating non-interest income for the quarter of $6.5 million increased $1.1 million, or 21.3% over the comparable prior year period and increased $471,000, or 7.8% over the linked third quarter. The increase over the prior year period was attributable to increases in service charges on deposit accounts of $238,000, an increase in net gain on derivative instruments of $311,000 and an increase in BOLI income of $585,000. The increase over the linked quarter was primarily related to an increase in BOLI income of $506,000, an increase in gain on derivative instruments of $214,000 offset partially by a decrease in service charges on deposit accounts of $164,000. During the quarter, the Company completed a conversion of approximately $40.4 million of its existing general account BOLI to a new separate account policy. The net conversion cost for this transaction resulted in the recognition of $301,000 in BOLI income and $416,000 in federal income tax expense for the quarter. Total operating non-interest income for the year 2007 of $24.4 million increased $4.3 million, or 21.2% over 2006. The primary increases were related to an increase in service charges on deposit accounts of $2.6 million, an increase in gain on derivative instruments of $389,000, an increase in BOLI income of $684,000 and an increase in gain on sale of loans of $562,000.  Total operating non-interest income for the year 2007 represents approximately 20.0% of total revenue compared to 2006 at approximately 17.0%.

•
Total operating non-interest expenses for the quarter of $21.5 million increased $374,000, or 1.8% over the comparable prior year period. The primary increase is FDIC insurance expense which increased over the prior period by $392,000 due to the FDIC reform legislation effective for 2007. Total operating non-interest expense decreased approximately 1.0% over the linked third quarter. Total operating non-interest expenses for the year of $86.3 million decreased $1.9 million, or 2.2% over the prior year. The full year impact of increased FDIC insurance expense over the prior year was $971,000. The efficiency ratio for the quarter of 66.61% compares to the comparable prior year period efficiency ratio of 74.06%. The efficiency ratio has continued to trend favorably each quarter of 2007. The efficiency ratio for the year, excluding the non-operating income and expenses items previously noted, is 69.37% and compares to the prior year on the same basis, at 73.97%. This continues to reflect the Company’s focus on ongoing profitability enhancement initiatives with particular emphasis on expense efficiency savings.

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Sun Bancorp 4Q 2007 – page four

The Company will hold its regular quarterly conference call on Wednesday, January 23, 2008 at 9:30 a.m. (ET). Participants may call 1-800-391-2548 and give the verbal password: vi36443. The conference call also will be Web cast live through the Sun Bancorp Web site at www.sunnb.com. Participants are advised to call in or log on 10 minutes ahead of the scheduled start of the call. An Internet-based replay will be available at the Web site for two weeks following the call.

Sun Bancorp, Inc. is a multi-state bank holding company headquartered in Vineland, New Jersey. Its primary subsidiary is Sun National Bank, serving customers through 70 branch locations in Southern and Central New Jersey and New Castle County, Delaware. The Bank is an Equal Housing Lender and its deposits are insured up to the legal maximum by the Federal Deposit Insurance Corporation (FDIC). For more information about Sun National Bank and Sun Bancorp, Inc., visit www.sunnb.com.

The foregoing material contains forward-looking statements concerning the financial condition, results of operations and business of the Company. We caution that such statements are subject to a number of uncertainties and actual results could differ materially, and, therefore, readers should not place undue reliance on any forward-looking statements. The Company does not undertake, and specifically disclaims, any obligation to publicly release the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.
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SUN BANCORP, INC. AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS (unaudited)
(Dollars in thousands, except per share data)

	For the Three Months Ended		For the Years Ended
	December 31,		December 31,
	2007	2006	2007	2006
Profitability for the period:
Net interest income	$25,838	$24,545	$99,176	$99,078
Provision for loan losses	5,443	990	8,403	3,807
Non-interest income	6,482	5,012	25,815	19,746
Non-interest expense	21,528	21,889	88,963	89,393
Income before income taxes	5,349	6,678	27,625	25,624
Net income	$3,870	$4,454	$19,352	$17,274

Financial ratios:
Return on average assets (1)	0.47%	0.54%	0.58%	0.53%
Return on average equity (1)	4.26%	5.24%	5.45%	5.28%
Return on average tangible equity (1),(2)	7.33%	9.78%	9.61%	10.15%
Net interest margin (1)	3.52%	3.37%	3.38%	3.44%
Efficiency ratio	66.61%	74.06%	71.18%	75.23%
Efficiency ratio, excluding non-operating income and non-operating expense (3)	66.61%	70.78%	69.37%	73.97%

Earnings per common share (4):
Basic	$0.18	$0.21	$0.89	$0.81
Diluted	$0.17	$0.20	$0.86	$0.77

Average equity to average assets	10.93%	10.34%	10.72%	10.09%

	December 31,
	2007	2006
At period-end:
Total assets	$3,338,392	$3,325,563
Total deposits	2,699,091	2,667,997
Loans receivable, net of allowance for loan losses	2,482,917	2,340,965
Investments	461,639	525,122
Borrowings	154,213	160,622
Junior subordinated debentures	97,941	108,250
Shareholders’ equity	362,177	342,227

Credit quality and capital ratios:
Allowance for loan losses to gross loans	1.08%	1.08%
Non-performing assets to gross loans and real estate owned	1.18%	0.64%
Allowance for loan losses to non-performing loans	95.77%	175.50%

Total capital (to risk-weighted assets) (5)
Sun Bancorp, Inc.	11.93%	11.89%
Sun National Bank	11.08%	10.57%
Tier 1 capital (to risk-weighted assets) (5)
Sun Bancorp, Inc.	10.95%	10.91%
Sun National Bank	10.11%	9.59%
Leverage ratio (5)
Sun Bancorp, Inc.	9.67%	9.40%
Sun National Bank	8.98%	8.28%

Book value	$16.68	$15.89
Tangible book value	$9.71	$8.62
(1) Amounts for the three months ended are annualized.
(2) Return on average tangible equity is computed by dividing annualized net income for the period by average tangible equity. Average tangible equity equals average equity less average identifiable intangible assets and goodwill.

(3) Efficiency ratio, excluding non-operating income and non-operating expenses, is computed by dividing non-interest expense for the period by the summation of net interest income and non-interest income.  Net interest income for the year ended December 31, 2007 excludes the write-off of $791,000 of unamortized costs on redeemed trust preferred securities. Non-interest income for the year ended December 31, 2007 excludes a net gain of $1.4 million from the sale of branches as compared to a net loss of $330,000 from the sale of bank property for the same period in 2006.  Non-interest expense for the year ended December 31, 2007 excludes $2.4 million of severance related expenses and $185,000 in branch rationalization charges as compared to $740,000 of severance related expenses and $495,000 in branch rationalization charges for the same period in 2006.  In addition, non-interest expense for the year ended December 31, 2007 excludes $124,000 resulting from the early extinguishment of FHLB borrowing.  Non-interest income for the three months ended December 31, 2006 excludes a net loss of $330,000 from the sale of bank property.   In addition, non-interest expense for the three months ended December 31, 2006 excludes $240,000 in severance related expenses and $495,000 in branch rationalization charges.

(4) Data is adjusted for a 5% stock dividend declared in April 2007.
(5) December 31, 2007 capital ratios are estimated, subject to regulatory filings.

SUN BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (unaudited)
(Dollars in thousands, except par value)
	December 31,
	2007	2006
ASSETS
Cash and due from banks	$81,479	$74,991
Interest-earning bank balances	2,380	48,066
Federal funds sold	2,654	47,043
Cash and cash equivalents	86,513	170,100
Investment securities available for sale (amortized cost - $427,378 and $488,007 December 31, 2007 and December 31, 2006, respectively)	425,805	481,952
Investment securities held to maturity (estimated fair value - $18,755 and $24,846 at December 31, 2007 and December 31, 2006, respectively)	18,965	25,441
Loans receivable (net of allowance for loan losses - $27,002 and $25,658 at December 31, 2007 and December 31, 2006, respectively)	2,482,917	2,340,965
Restricted equity investments	16,869	17,729
Bank properties and equipment, net	48,118	42,292
Real estate owned, net	1,449	600
Accrued interest receivable	15,018	14,657
Goodwill	127,894	128,117
Intangible assets, net	23,479	28,570
Deferred taxes, net	3,169	3,939
Bank owned life insurance	72,487	57,370
Other assets	15,709	13,831
Total assets	$3,338,392	$3,325,563

LIABILITIES & SHAREHOLDERS’ EQUITY
LIABILITIES
Deposits	$2,699,091	$2,667,997
Advances from the Federal Home Loan Bank (FHLB)	63,483	103,560
Federal funds purchased	30,000	-
Securities sold under agreements to repurchase - FHLB	15,000	-
Securities sold under agreements to repurchase - customers	40,472	51,740
Obligation under capital lease	5,258	5,322
Junior subordinated debentures	97,941	108,250
Other liabilities	24,970	46,467
Total liabilities	2,976,215	2,983,336

SHAREHOLDERS’ EQUITY
Preferred stock, $1 par value, 1,000,000 shares authorized, none issued	-	-
Common stock, $1 par value, 50,000,000 shares authorized, 22,722,655 and 20,507,549 issued at December 31, 2007 and December 31, 2006, respectively	22,723	20,508
Additional paid-in capital	336,668	304,857
Retained earnings	20,338	20,794
Accumulated other comprehensive loss	(1,027)	(3,932)
Treasury stock at cost, 1,010,523 shares at December 31, 2007	(16,525)	-
Total shareholders’ equity	362,177	342,227
Total liabilities and shareholders’ equity	$3,338,392	$3,325,563

SUN BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (unaudited)
(Dollars in thousands, except per share data)
	For the Three Months		For the Years
	Ended December 31,		Ended December 31,
	2007	2006	2007	2006
INTEREST INCOME
Interest and fees on loans	$43,991	$42,991	$174,767	$160,876
Interest on taxable investment securities	4,306	4,252	17,741	19,195
Interest on non-taxable investment securities	728	517	2,818	1,564
Dividends on restricted equity investments	281	282	1,112	1,143
Interest on federal funds sold	86	494	1,725	1,172
Total interest income	49,392	48,536	198,163	183,950
INTEREST EXPENSE
Interest on deposits	20,211	19,802	84,252	66,892
Interest on borrowed funds	1,556	1,997	6,267	9,571
Interest on junior subordinated debentures	1,787	2,192	8,468	8,409
Total interest expense	23,554	23,991	98,987	84,872
Net interest income	25,838	24,545	99,176	99,078
PROVISION FOR LOAN LOSSES	5,443	990	8,403	3,807
Net interest income after provision for loan losses	20,395	23,555	90,773	95,271
NON-INTEREST INCOME
Service charges on deposit accounts	3,421	3,183	13,687	11,117
Other service charges	85	73	307	311
Net gain on sale of branches	-	-	1,443	-
(Loss) gain on sale of bank property & equipment	-	(330)	12	(330)
Loss on sale of investment securities	-	(1)	-	(21)
Gain on sale of loans	342	463	1,689	1,127
Net gain on derivative instruments	511	200	1,567	1,178
Other	2,123	1,424	7,110	6,364
Total non-interest income	6,482	5,012	25,815	19,746
NON-INTEREST EXPENSE
Salaries and employee benefits	11,004	10,842	45,432	45,079
Occupancy expense	2,830	3,361	11,491	12,136
Equipment expense	1,660	1,970	7,172	7,926
Amortization of intangible expenses	1,177	1,193	4,714	4,767
Data processing expense	1,078	895	4,249	4,283
Advertising expense	459	407	1,856	1,683
Other	3,320	3,221	14,049	13,519
Total non-interest expense	21,528	21,889	88,963	89,393
INCOME BEFORE INCOME TAXES	5,349	6,678	27,625	25,624
INCOME TAXES	1,479	2,224	8,273	8,350
NET INCOME	$3,870	$4,454	$19,352	$17,274

Basic earnings per share (1)	$0.18	$0.21	$0.89	$0.81
Diluted earnings per share (1)	$0.17	$0.20	$0.86	$0.77

(1) Data is adjusted for a 5% stock dividend declared in April 2007.

SUN BANCORP, INC. AND SUBSIDIARIES
HISTORICAL TRENDS IN QUARTERLY FINANCIAL DATA (unaudited)
(Dollars in thousands)
	2007	2007	2007	2007	2006
	Q4	Q3	Q2	Q1	Q4
Balance sheet at quarter end:
Loans:
Commercial and industrial	$2,024,728	$1,990,027	$1,985,584	$1,972,491	$1,925,103
Home equity	264,965	258,991	245,283	234,982	232,321
Second mortgage	81,063	79,464	79,120	76,449	77,337
Residential real estate	49,750	54,601	47,101	38,798	38,418
Other	89,413	91,094	91,618	93,149	93,444
Total gross loans	2,509,919	2,474,177	2,448,706	2,415,869	2,366,623
Allowance for loan losses	(27,002)	(26,340)	(26,079)	(26,027)	(25,658)
Net loans	2,482,917	2,447,837	2,422,627	2,389,842	2,340,965
Goodwill	127,894	127,935	127,936	127,936	128,117
Intangible assets, net	23,479	24,656	25,833	27,011	28,570
Total assets	3,338,392	3,295,576	3,324,633	3,326,681	3,325,563
Total deposits	2,699,091	2,682,286	2,725,747	2,694,304	2,667,997
Advances from the Federal Home Loan Bank (FHLB)	63,483	64,763	66,029	100,481	103,560
Federal funds purchased	30,000	-	-	1,500	-
Securities sold under agreements to repurchase – FHLB	15,000	15,000	-	-	-
Securities sold under agreements to repurchase – customers	40,472	46,499	44,612	42,511	51,740
Obligation under capital lease	5,258	5,275	5,291	5,307	5,322
Junior subordinated debentures	97,941	97,941	97,941	108,250	108,250
Total shareholders’ equity	362,177	361,645	355,758	348,595	342,227
Quarterly average balance sheet:
Loans:
Commercial and industrial	$2,030,928	$1,981,778	$1,978,175	$1,956,190	$1,937,580
Home equity	263,245	250,474	240,150	233,837	229,002
Second mortgage	80,400	78,643	77,442	76,167	77,593
Residential real estate	50,734	49,635	39,193	37,710	35,323
Other	87,155	89,566	91,578	92,705	90,358
Total gross loans	2,512,462	2,450,096	2,426,538	2,396,609	2,369,856
Securities and other interest-earning assets	468,418	509,016	577,669	560,574	578,983
Total interest-earning assets	2,980,880	2,959,112	3,004,207	2,957,183	2,948,839
Total assets	3,322,686	3,292,687	3,341,506	3,302,913	3,288,123
Non-interest-bearing demand deposits	434,066	462,173	458,851	458,201	480,339
Total deposits	2,689,326	2,682,879	2,724,554	2,664,668	2,648,713
Total interest-bearing liabilities	2,499,003	2,445,187	2,501,896	2,466,678	2,445,320
Total shareholders' equity	363,302	359,949	353,280	344,717	339,839

Capital and credit quality measures:
Total Capital (to Risk-Weighted Assets)(1):
Sun Bancorp, Inc.	11.93%	11.97%	11.80%	11.98%	11.89%
Sun National Bank	11.08%	11.06%	10.74%	10.64%	10.57%
Tier I Capital (to Risk-Weighted Assets)(1):
Sun Bancorp, Inc.	10.95%	10.99%	10.83%	11.00%	10.91%
Sun National Bank	10.11%	10.05%	9.77%	9.66%	9.59%
Leverage Ratio(1):
Sun Bancorp, Inc.	9.67%	9.80%	9.46%	9.58%	9.40%
Sun National Bank	8.98%	8.95%	8.54%	8.42%	8.28%

Average equity to average assets	10.93%	10.93%	10.57%	10.44%	10.34%
Allowance for loan losses to total gross loans	1.08%	1.06%	1.07%	1.08%	1.08%
Non-performing assets to total gross loans and real estate owned	1.18%	0.90%	0.67%	0.63%	0.64%
Allowance for loan losses to non-performing loans	95.77%	127.11%	169.98%	177.14%	175.50%

Other data:
Net charge-offs	$(4,781)	$(999)	$(898)	$(381)	$(1,117)
Non-performing assets:
Non-accrual loans	$26,853	$18,157	$14,505	$14,147	$14,322
Loans past due 90 days and accruing	1,343	2,565	837	546	298
Real estate owned, net	1,449	1,449	1,165	600	600
Total non-performing assets	$29,645	$22,171	$16,507	$15,293	$15,220
(1) December 31, 2007 capital ratios are estimated, subject to regulatory filings.

SUN BANCORP, INC. AND SUBSIDIARIES
HISTORICAL TRENDS IN QUARTERLY FINANCIAL DATA (unaudited)
(Dollars in thousands, except per share data)
	2007	2007	2007	2007	2006
	Q4	Q3	Q2	Q1	Q4
Profitability for the quarter:
Tax-equivalent interest income	$49,783	$50,406	$50,049	$49,441	$48,807
Interest expense	23,554	24,567	26,108	24,758	23,991
Tax-equivalent net interest income	26,229	25,839	23,941	24,683	24,816
Tax-equivalent adjustment	391	384	391	350	271
Provision for loan losses	5,443	1,260	950	750	990
Non-interest income, excluding loss on sale of investment securities, net gain on sale of branches and net gain (loss) on sale or disposal of bank property and equipment	6,482	6,011	6,293	5,574	5,343
Loss on sale of investment securities	-	-	-	-	(1)
Net gain on sale of branches	-	-	-	1,443	-
Net gain (loss) on sale or disposal of bank property & equipment	-	-	12	-	(330)
Non-interest expense, excluding amortization of intangible assets	20,351	20,669	20,840	22,389	20,696
Amortization of intangible assets	1,177	1,177	1,178	1,182	1,193
Income before income taxes	5,349	8,360	6,887	7,029	6,678
Income tax expense	1,479	2,475	1,975	2,344	2,224
Net income	$3,870	$5,885	$4,912	$4,685	$4,454
Financial ratios:
Return on average assets(1)	0.47%	0.71%	0.59%	0.57%	0.54%
Return on average equity(1)	4.26%	6.54%	5.56%	5.44%	5.24%
Return on average tangible equity(1),(2)	7.33%	11.39%	9.88%	9.93%	9.78%
Net interest margin(1)	3.52%	3.49%	3.19%	3.34%	3.37%
Efficiency ratio	66.61%	69.43%	73.75%	75.19%	74.06%
Efficiency ratio, excluding non-operating income and non-operating expense	66.61%	68.30%	71.77%	71.07%	70.78%
Per share date:
Earnings per common share(3):
Basic	$0.18	$0.27	$0.23	$0.22	$0.21
Diluted	$0.17	$0.26	$0.22	$0.21	$0.20
Book value	$16.68	$16.48	$16.21	$16.16	$15.89
Tangible book value	$9.71	$9.53	$9.21	$8.98	$8.62
Average basic shares	21,825,667	22,045,407	21,738,367	21,547,912	21,504,499
Average diluted shares	22,435,324	22,735,620	22,670,769	22,596,591	22,602,237
Operating non-interest income:
Service charges on deposit accounts	$3,421	$3,585	$3,552	$3,129	$3,183
Other service charges	85	75	75	72	73
Gain on sale of loans	342	392	447	508	463
Net gain on derivative instruments	511	297	525	234	200
Other	2,123	1,662	1,694	1,631	1,424
Total operating non-interest income	6,482	6,011	6,293	5,574	5,343
Non-operating income(4):
Loss on sale of investment securities	-	-	-	-	(1)
Net gain on sale of branches	-	-	-	1,443	-
Net gain (loss) on sale or disposal of bank property & equipment	-	-	12	-	(330)
Total non-operating income	-	-	12	1,443	(331)
Total non-interest income	$6,482	$6,011	$6,305	$7,017	$5,012
Operating non-interest expense:
Salaries and employee benefits	$11,004	$10,816	$10,937	$10,626	$10,602
Occupancy expense	2,830	2,773	2,717	3,012	2,876
Equipment expense	1,660	1,732	1,829	1,951	1,960
Amortization of intangible assets	1,177	1,177	1,178	1,182	1,193
Data processing expense	1,078	1,063	1,100	1,008	895
Advertising expense	459	415	509	473	407
Other expenses	3,320	3,685	3,538	3,002	3,221
Total operating non-interest expense	21,528	21,661	21,808	21,254	21,154
Non-operating expense(4):
Lease buy-out expenses and other branch rationalization charges	-	185	-	-	495
Severance and other related expenses	-	-	86	2,317	240
Early extinguishment of borrowings	-	-	124	-	-
Total non-operating expense	-	185	210	2,317	735
Total non-interest expense	$21,528	$21,846	$22,018	$23,571	$21,889

(1) Amounts are annualized.
(2) Return on average tangible equity is computed by dividing annualized net income for the period by average tangible equity. Average tangible equity equals average equity less average identifiable intangible assets and goodwill.

(3) Data is adjusted for a 5% stock dividend declared in April 2007.
(4) Amount consists of items which the Company believes are not a result of normal operations.

SUN BANCORP, INC. AND SUBSIDIARIES
AVERAGE BALANCE SHEETS (unaudited)
(Dollars in thousands)
	For the Three Months Ended December 31, 2007			For the Three Months Ended December 31, 2006
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Cost	Balance	Expense	Cost
Interest-earning assets:
Loans receivable(1),(2):
Commercial and industrial	$2,030,928	$35,943	7.08%	$1,937,580	$35,379	7.30%
Home equity	263,245	4,177	6.35	229,002	3,823	6.68
Second mortgage	80,400	1,343	6.68	77,593	1,238	6.38
Residential real estate	50,734	881	6.95	35,323	687	7.78
Other	87,155	1,647	7.56	90,358	1,864	8.25
Total loans receivable	2,512,462	43,991	7.00	2,369,856	42,991	7.26
Investment securities(3)	451,493	5,605	4.97	514,588	4,997	3.88
Interest-earning bank balances	9,911	101	4.08	26,924	325	4.83
Federal funds sold	7,014	86	4.90	37,471	494	5.27
Total interest-earning assets	2,980,880	49,783	6.68	2,948,839	48,807	6.62
Cash and due from banks	64,168			79,150
Bank properties and equipment, net	45,983			42,457
Goodwill and intangible assets, net	152,147			157,707
Other assets	79,508			59,970
Total non-interest-earning assets	341,806			339,284
Total assets	$3,322,686			$3,288,123

Interest-bearing liabilities:
Interest-bearing deposit accounts:
Interest-bearing demand deposits	$788,548	4,838	2.45%	$810,677	6,372	3.14%
Savings deposits	446,530	3,104	2.78	394,878	2,419	2.45
Time deposits	1,020,182	12,269	4.81	962,819	11,011	4.57
Total interest-bearing deposit accounts	2,255,260	20,211	3.58	2,168,374	19,802	3.65
Borrowed money:
Federal funds purchased	8,707	112	5.15	152	2	5.26
Securities sold under agreements to repurchase – customers	46,656	466	4.00	55,757	642	4.61
FHLB advances	85,175	881	4.14	107,460	1,255	4.67
Junior subordinated debentures	97,941	1,787	7.30	108,250	2,192	8.10
Obligation under capital lease	5,264	97	7.37	5,327	98	7.36
Total borrowings	243,743	3,343	5.49	276,946	4,189	6.05
Total interest-bearing liabilities	2,499,003	23,554	3.77	2,445,320	23,991	3.92
Non-interest-bearing demand deposits	434,066			480,339
Other liabilities	26,315			22,625
Total non-interest-bearing liabilities	460,381			502,964
Total liabilities	2,959,384			2,948,284
Shareholders’ equity	363,302			339,839
Total liabilities and shareholders’ equity	$3,322,686			$3,288,123

Net interest income		$26,229			$24,816
Interest rate spread(4)			2.91%			2.70%
Net interest margin(5)			3.52%			3.37%
Ratio of average interest-earning assets to average interest-bearing liabilities			119.28%			120.59%

(1) Average balances include non-accrual loans.
(2) Loan fees are included in interest income and the amount is not material for this analysis.
(3) Interest earned on non-taxable investment securities is shown on a tax equivalent basis assuming a 35% marginal federal tax rate for all periods.
(4) Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(5) Net interest margin represents net interest income as a percentage of average interest-earning assets.

SUN BANCORP, INC. AND SUBSIDIARIES
AVERAGE BALANCE SHEETS (unaudited)
(Dollars in thousands)
	For the Year Ended December 31, 2007			For the Year Ended December 31, 2006
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Cost	Balance	Expense	Cost
Interest-earning assets:
Loans receivable(1),(2):
Commercial and industrial	$1,986,959	$143,231	7.21%	$1,880,475	$133,312	7.09%
Home equity	247,017	16,010	6.48	202,072	13,326	6.59
Second mortgage	78,176	5,060	6.47	74,184	4,642	6.26
Residential real estate	44,368	3,362	7.58	30,264	2,460	8.13
Other	90,234	7,104	7.87	86,505	7,136	8.25
Total loans receivable	2,446,754	174,767	7.14	2,273,500	160,876	7.08
Investment securities(3)	481,775	22,514	4.67	595,474	22,032	3.70
Interest-earning bank balances	13,871	673	4.85	14,676	702	4.78
Federal funds sold	32,966	1,725	5.23	23,938	1,172	4.90
Total interest-earning assets	2,975,366	199,679	6.71	2,907,588	184,782	6.36
Cash and due from banks	68,963			80,241
Bank properties and equipment, net	44,014			43,099
Goodwill and intangible assets, net	153,957			157,082
Other assets	72,641			57,321
Total non-interest-earning assets	339,575			337,743
Total assets	$3,314,941			$3,245,331

Interest-bearing liabilities:
Interest-bearing deposit accounts:
Interest-bearing demand deposits	$759,855	22,130	2.91%	$841,288	23,587	2.80%
Savings deposits	455,096	13,214	2.90	365,932	6,687	1.83
Time deposits	1,022,172	48,908	4.78	889,192	36,618	4.12
Total interest-bearing deposit accounts	2,237,123	84,252	3.77	2,096,412	66,892	3.19
Borrowed money:
Federal funds purchased	2,929	155	5.29	4,277	231	5.40
Securities sold under agreements to repurchase – customers	44,213	1,961	4.44	45,726	1,985	4.34
FHLB advances	87,306	3,764	4.31	147,017	6,833	4.65
Junior subordinated debentures	101,330	8,468	8.36	106,894	8,409	7.87
Obligation under capital lease	5,288	387	7.32	5,356	522	7.31
Total borrowings	241,066	14,735	6.11	309,270	17,980	5.81
Total interest-bearing liabilities	2,478,189	98,987	3.99	2,405,682	84,872	3.53
Non-interest-bearing demand deposits	453,281			494,488
Other liabilities	28,095			17,851
Total non-interest-bearing liabilities	481,376			512,339
Total liabilities	2,959,565			2,918,021
Shareholders’ equity	355,376			327,310
Total liabilities and shareholders’ equity	$3,314,941			$3,245,331

Net interest income		$100,692			$99,910
Interest rate spread(4)			2.72%			2.83%
Net interest margin(5)			3.38%			3.44%
Ratio of average interest-earning assets to average interest-bearing liabilities			120.06%			120.86%

(1) Average balances include non-accrual loans.
(2) Loan fees are included in interest income and the amount is not material for this analysis.
(3) Interest earned on non-taxable investment securities is shown on a tax equivalent basis assuming a 35% marginal federal tax rate for all periods.
(4) Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(5) Net interest margin represents net interest income as a percentage of average interest-earning assets.